STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

April 25, 2013

Job Number: C20130423-0288
Reference Number: 00003886292-18
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20130261859-87	Articles of Incorporation	1 Pages/1 Copies

Respectfully,

ROSS MILLER
Secretary of State

Certified By: F Lincoln
Certificate Number: C20130423-0288
You may verify this certificate
online at **http://www.nvsos.gov/**

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

0401017

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20130261859-87
	Filing Date and Time 04/19/2013 5:02 PM
	Entity Number E0196982013-0

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	AUREUS INCORPORATED
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: NEVADA AGENCY AND TRANSFER COMPANY Name [ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity Street Address — City — Nevada — Zip Code Mailing Address (if different from street address) — City — Nevada — Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	*Number of shares with par value:* 150000000 — *Par value per share:* $ 0.0010 — *Number of shares without par value:* 0
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) DONG-GU KANG Name 350-11 DARCHI-DONG GANGNAM-GU — SEOUL, KOR — KO — 135-609 Street Address — City — State — Zip Code 2) MIN-JUNG KANG Name #1675 YATABDONG 78 JANGMI ST BOONDANGGU — SUNGNAM CITY, KYUNGG, KOR — KO — 463-816 Street Address — City — State — Zip Code
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:* ANY LEGAL PURPOSE
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	DONG-GU KANG — X DONG-GU KANG Name — Incorporator Signature 350-11 DARCHI-DONG GANGNAM-GU — SEOUL, KOR — KO — 135-609 Address — City — State — Zip Code
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X NEVADA AGENCY AND TRANSFER COMPANY — 4/19/2013 Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date

This form must be accompanied by appropriate fees.